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                                  EXHIBIT 23.3

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RP(R) FINANCIAL, LC.
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Financial Services Industry Consultants



                                                          June 17, 2004



Board of Directors
Lincoln Park Bancorp, MHC
Lincoln Park Bancorp
Lincoln Park Savings Bank
Lincoln Park Savings and Loan Association
31 Boonton Turnpike
Lincoln Park, New Jersey  07035-1790

Members of the Boards of Directors:

       We hereby consent to the use of our firm's name in the Form MHC-1 and MHC-2, and any amendments thereto, and in the Registration Statement on Form SB-2, and any amendments thereto. We also hereby consent to the inclusion of, summary of and references to our Appraisal and our statement concerning subscription rights in such filings including the prospectus of Lincoln Park Bancorp.

                                                         Sincerely,


                                                         /s/ RP(R)FINANCIAL, LC.
                                                         RP(R)FINANCIAL, LC.